Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated February 15, 2016, with respect to the consolidated financial statements of OF Holdings, Inc. and Subsidiaries included in this Current Report of Nautilus, Inc. on Form 8-K/A. We consent to the incorporation by reference of said report in the Registration Statements of Nautilus, Inc. on Forms S-8 (File No. 333-204455, File No. 333-126054, File No. 333-46936 and File No. 333-79643).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 4, 2016